                                                                   Exhibit 12.2


                               AMERICA ONLINE INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    --------------------------------------------
                                                                                                    Historical
                                                                                             Year Ended December 31,
                                                                                    2000     1999     1998     1997      1996
                                                                                    --------------------------------------------

Earnings:

Net income (loss) before income taxes and cumulative effect of accounting change   $1,884   $1,634   $  145   $  (11)   $ (215)
Interest expense                                                                       55       23       21        5         2
Amortization of capitalized interest                                                  -        -        -        -         -
Portion of rents representative of an interest factor                                 205      163      128       80        36
Preferred stock dividend requirements of majority-owned
  subsidiaries                                                                        -        -        -        -         -
Adjustment for partially owned subsidiaries and 50% owned
   companies                                                                          -        -        -        -         -
Undistributed losses (earnings) of less than 50% owned
   companies                                                                          -        -        -        -         -
                                                                                   ------   ------   ------   ------    ------

    Total earnings                                                                 $2,144   $1,820   $  294   $   74    $ (177)
                                                                                   ======   ======   ======   ======    ======

Fixed Charges:

Interest expense                                                                   $   55   $   23   $   21   $    5    $    2
Capitalized interest                                                                    2        2      -        -         -
Portion of rents representative of an interest factor                                 205      163      128       80        36
Preferred stock dividend requirements of majority-owned
  subsidiaries                                                                        -        -        -        -         -
Adjustment for partially owned subsidiaries and 50% owned
  companies                                                                           -        -        -        -         -
                                                                                   ------   ------   ------   ------    ------

    Total fixed charges                                                            $  262   $  188   $  149   $   85    $   38
                                                                                   ======   ======   ======   ======    ======

Pretax income necessary to cover preferred dividend requirements                      -        -        -        -         -
                                                                                   ------   ------   ------   ------    ------

    Total combined                                                                 $  262   $  188   $  149   $   85    $   38
                                                                                   ======   ======   ======   ======    ======

Ratio of earnings to fixed charges (deficiency in the coverage of
fixed charges by earnings before fixed charges)                                       8.2x     9.7x     2.0x  $  (11)   $ (215)
                                                                                   ======   ======   ======   ======    ======

Ratio of earnings to combined fixed charges and preferred dividend requirements (deficiency in the coverage of combined fixed charges
and preferred dividend requirements deficiency)                                       8.2x     9.7x     2.0x  $  (11)   $ (215)
                                                                                   ======   ======   ======   ======    ======